EXHIBIT 3.138
CERTIFICATE OF FORMATION
OF
WHISPER RIDGE OF STAUNTON, LLC
     The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:
     1. The name of the limited liability company (the “LLC”) is Whisper Ridge of Staunton, LLC.
     2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, Delaware. The name of its registered agent at such address is National Registered Agents, Inc.
     3. This Certificate of Formation shall be effective at 11:59 p.m. on September 30, 2005.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 28th day of September, 2005.

/s/ Steven T. Davidson
Steven T. Davidson

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
WHISPER RIDGE OF STAUNTON, LLC
     Whisper Ridge of Staunton, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1.	The name of the limited liability company is Whisper Ridge of Staunton, LLC.

2.	The Certificate of Formation of the Company is hereby amended by deleting the first Article thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Liberty Point Behavioral Healthcare, LLC.”
3. This Certificate of Amendment to the Certificate of Formation of the Company shall be effective on March 31, 2006.
     Executed on this 15th day of March, 2006.

WHISPER RIDGE OF STAUNTON, LLC
By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President